UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 5, 2002



                     INTERNATIONAL LEASE FINANCE CORPORATION
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)




   California             0-11350                   22-3059110
-------------------  --------------------    -----------------------------
(State or other     (Commission File Number) (IRS Employer Identification No.)
jurisdiction of
incorporation)

   1999 Avenue of the Stars, 39th Floor, Los Angeles, California       90067
             (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (310) 788-1999


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


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Item 9. REGULATION FD DISCLOSURE.


        American International Group, Inc., the ultimate parent company of International Lease Finance Corporation ("ILFC"), has made an additional investment of $250 million in the common stock of ILFC.


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        Pursuant to the requirements of the Securities Exchange Act of 1934,
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    INTERNATIONAL LEASE FINANCE CORPORATION



                                    /s/ ALAN H. LUND
                                    By: Alan H. Lund
                                        Vice Chairman and
                                        Chief Financial Officer



DATED:  December 5, 2002